CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the references to our firm in the Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated April 24, 1998 on the financial statements and financial highlights of the Pro-Conscience Women's Equity Mutual Fund series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 1998 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                        Tait, Weller & Baker


Philadelphia, PA
June 2, 1998